Exhibit 1.1

DIGITAL REALTY TRUST, INC.

Common Stock

($0.01 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

April 1, 2022

BofA Securities, Inc. One Bryant Park New York, New York 10036	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

BMO Capital Markets Corp. 151 West 42nd Street, 32nd Floor New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020

BTIG, LLC 600 Montgomery Street San Francisco, California 94111	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716

Capital One Securities, Inc. 201 St. Charles Avenue, Suite 1830 New Orleans, Louisiana 70170	RBC Capital Markets, LLC 200 Vesey Street 3 World Financial Center New York, New York 10281

Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013	Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Deutsche Bank Securities Inc. One Columbus Circle New York, New York 10019	Truist Securities, Inc. 3333 Peachtree Road Atlanta, Georgia 30326

ING Financial Markets LLC 1133 Avenue of the Americas New York, New York 10036	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

Jefferies LLC 520 Madison Avenue New York, New York 10022

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

As Agents and Forward Sellers

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Bank of America, N.A. One Bryant Park New York, New York 10036	Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, New York 10020

Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Canada	MUFG Securities EMEA plc c/o MUFG Securities Americas Inc. 1221 Avenue of the Americas New York, New York 10020

Citibank, N.A. c/o Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street 3 World Financial Center New York, New York 10281

Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	The Bank of Nova Scotia c/o Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281

Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc. One Columbus Circle New York, New York 10019	The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as Agent 1 Vanderbilt Avenue New York, NY 10017

Jefferies LLC 520 Madison Avanue New York, NY 10022	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

JPMorgan Chase Bank, National Association, New York Branch 383 Madison Avenue New York, New York 10179	Wells Fargo Bank, National Association c/o Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

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As Forward Purchasers

Ladies and Gentlemen:

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), and its operating partnership subsidiary, Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), each confirms its agreement with each of (i) BofA Securities, Inc. (“BofA”), BMO Capital Markets Corp. (“BMO”), Barclays Capital Inc. (“Barclays”), BTIG, LLC (“BTIG”), Capital One Securities, Inc. (“Capital One”), Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Deutsche Bank Securities Inc. (“Deutsche Bank”), ING Financial Markets LLC (“ING”), Jefferies LLC (“Jefferies”), J.P. Morgan Securities LLC (“J.P. Morgan”), KeyBanc Capital Markets Inc. (“KeyBanc”), Mizuho Securities USA LLC (“Mizuho”), Morgan Stanley & Co. LLC (“Morgan Stanley”), MUFG Securities Americas Inc. (“MUFG”), Raymond James & Associates, Inc. (“Raymond James”), RBC Capital Markets, LLC (“RBC”), Scotia Capital (USA) Inc. (“Scotia”), Truist Securities, Inc. (“Truist”), TD Securities (USA) LLC (“TD Securities”) and Wells Fargo Securities, LLC (“Wells Fargo”), as sales agent, forward seller and/or principal (in any such capacity, each, an “Agent,” and collectively, the “Agents”) and (ii) Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Citigroup Global Markets Inc. (in its capacity as an agent and affiliate of Citibank, N.A.), Credit Suisse Capital LLC, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, New York Branch, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia, The Toronto-Dominion Bank, Royal Bank of Canada, Truist Bank and Wells Fargo Bank, National Association (in such capacity, each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”), in each case on the terms set forth in this ATM Equity OfferingSM Sales Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through any Agent acting as forward seller for the respective Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to the Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to an Agent when acting as forward seller, mutatis mutandis. Unless the context requires otherwise, references herein to the “relevant” or “applicable” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as a Forward Purchaser or, if applicable, such Agent acting as a Forward Purchaser.

The Company agrees that whenever it determines to sell shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), directly to any Agent as principal it and the Operating Partnership will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(l) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with one or more Forward Purchasers, as set forth in one or more separate letter agreements, in substantially the form which is attached hereto as Exhibit D, relating to the applicable Forward (each, a “Confirmation” and, together the “Confirmations”). Subject to the terms of the conditions herein and therein, under each Confirmation, the Company will deliver to the applicable Forward Purchaser, or a respective affiliate thereof (including the applicable Agent), up to the number of Shares as may be sold in accordance with this Agreement in connection with such Confirmation. In connection therewith, it is contemplated that, at the Company’s direction, such Forward Purchaser will offer and sell through the applicable Agent, as forward seller and sales agent on behalf of such Forward Purchaser on the terms set forth in Section 2 of this Agreement, Forward Hedge Shares to be borrowed by such Forward Purchaser.

The Company proposes to (i) issue, offer and sell Shares from time to time to or through any Agent, acting as sales agent on behalf of the Company and/or acting as principal, and (ii) instruct any Agent, acting as forward seller, to offer and sell Shares borrowed by the applicable Forward Purchaser (any such Shares, “Forward Hedge Shares”), in each case, on the terms and subject to the conditions set forth in this Agreement, any Confirmation and any Terms Agreement, as applicable. The Company, the Agents and the Forward Purchasers understand that the aggregate gross sales price of Shares to be sold pursuant to this agreement (including Forward Hedge Shares but not including any Confirmation Shares (as defined below)) shall not exceed $1,500,000,000 in the aggregate (the “Maximum Amount”). Any Shares issued and sold by the Company through any Agent, acting as sales agent for the Company, or to any Agent, acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreement, are hereinafter sometimes called “Primary Shares.” Any Shares to be delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter sometimes called “Confirmation Shares.”

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The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-237232), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”.

Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the first time that a purchaser shall agree to purchase Shares through the Agent, acting as sales agent or forward seller, or from the Agent, acting as principal, pursuant to this Agreement or any relevant Terms Agreement, or such other time as agreed by the Company and the applicable Agent.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

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All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally represents and warrants to each Agent and Forward Purchaser at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(i) hereof) (collectively, a “Representation Date”), and agrees with each Agent and Forward Purchaser, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the

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light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at each Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations in this Section 1(ii) do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in any such document. There is no franchise, contract or other document of a character required to be described or incorporated by reference in the General Disclosure Package, the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference (A) in the General Disclosure Package and the Prospectus under the heading “Plan of Distribution,” and (B) in the Base Prospectus under the headings “General Description of Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities and Related Guarantees,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” and “Plan of Distribution,” and (C) in Exhibit 99.1 to the combined Company’s and Operating Partnership’s Quarterly Report on Form 10-Q filed with the Commission on May 11, 2020 under the heading “United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, (D) at the date of this Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) KPMG. KPMG LLP (“KPMG”), who has delivered its audit report with respect to the Company’s consolidated financial statements and financial statement schedule III (properties and accumulated depreciation) included or incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and as required by the Public Company Accounting Oversight Board (the “PCAOB”).

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(viii) Financial Statements; Non-GAAP Financial Measures. The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the General Disclosure Package and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). To the knowledge of the Company and the Operating Partnership, the financial statements of any businesses acquired by the Company or its subsidiaries or determined to be probable of acquisition by the Company or its subsidiaries, if any, incorporated by reference in the Registration Statement, and included or incorporated by reference in the General Disclosure Package and the Prospectus, present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-05 and Article 11 of Regulation S-X. All non-GAAP financial information incorporated by reference in the Registration Statement, and included or incorporated by reference in the General Disclosure Package and the Prospectus, complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act. The pro forma financial statements incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement, if any, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement. The pro forma financial statements including the notes thereto, if any, incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the 1933 Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) No Material Adverse Change. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and Preferred Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(x) Filed Documents in Compliance. All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the 1934 Act, when they became or, prior to any Representation Date, become effective or were or, prior to any Representation Date, are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable.

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(xi) Good Standing of the Company; No Material Adverse Effect. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and any Confirmation and as general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Nineteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership nor any subsidiary is in violation or default of (i) any provision of the charter, bylaws or other organizational or governing documents of the Company, the Operating Partnership or any Significant Subsidiary (as defined below), (ii) any provision of the charter, the bylaws or other organizational or governing documents of any subsidiary (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii), (iii) or (iv) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each direct and indirect subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All the outstanding shares of capital stock or other ownership interests of each direct and indirect subsidiary of the Company (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and nonassessable, except as would not reasonably be expected to have a Material Adverse Effect, and, except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of each direct and indirect subsidiary of the Company (other than the Operating Partnership) are owned by the Company or the Operating Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the General Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the General Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any direct and indirect subsidiary of the Company (other than the Operating Partnership).

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(xiii) Capitalization; Listing of Common Stock. The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus; the outstanding shares of the Common Stock, 5.250% Series J Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series J Preferred Stock”), 5.850% Series K Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series K Preferred Stock”), and 5.200% Series L Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series L Preferred Stock”), have been duly and validly authorized and issued and are fully paid and nonassessable; no one is entitled to preemptive or other rights to subscribe for the outstanding shares of capital stock of the Company, and, except as set forth in the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; all offers and sales by the Company of the Company’s shares of Common Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or were exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Confirmation Shares have been duly authorized for issuance under any Confirmation, and, when the Confirmation Shares, if any, are issued and delivered by the Company to the applicable Forward Purchaser pursuant to any Confirmation against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Confirmation, such Confirmation Shares will be validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act.

(xiv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xv) Authorization and Description of Shares. The Primary Shares have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement and, if applicable, any Terms Agreement, against payment of the consideration set forth in this Agreement or such Terms Agreement, as applicable, will be validly issued and fully paid and nonassessable, and the issuance thereof will not be subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity.

(xvi) Authorization and Description of Units. All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the General Disclosure Package and the Prospectus or are issued and outstanding as of the date hereof under the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan or the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, each as amended and as in effect as of the date hereof, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company (including all outstanding Series J preferred limited partnership units, Series K preferred limited partnership units and Series L preferred limited partnership units in the Operating Partnership) are owned directly by the Company, free and clear of all Liens, except for Liens securing indebtedness as described in the General Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) Registration Rights. Except as set forth in the General Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the 1933 Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities with any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the 1933 Act.

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(xviii) Absence of Violations, Defaults and Conflicts. Neither the execution and delivery of this Agreement and any Confirmation, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof by the Company or the Operating Partnership, as applicable, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) any provision of the charter or bylaws of the Company or the organizational or other governing documents of any of the Operating Partnership or any “significant subsidiary” (as defined in defined in Rule 1-02 of Regulation S-X) (the “Significant Subsidiaries”), (ii) any provision of the charter, bylaws or other organizational or governing documents of any subsidiary of the Company (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii), (iii) or (iv) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix) Absence of Labor Dispute. Except as would not reasonably be expected to have a Material Adverse Effect, no labor disruption or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened.

(xx) Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxii) Title to Property. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the General Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the General Disclosure Package and the Prospectus or except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the General Disclosure Package and the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

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Effect; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s and the Operating Partnership’s most recently filed Combined Annual Report on Form 10-K, where the tenant has been specifically identified; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s and the Operating Partnership’s best knowledge, there is no infringement by third parties of any such Intellectual Property and (ii) there is no pending or, to the Company’s or the Operating Partnership’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(xxiv) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos-containing materials; (iv) lead-based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxv) ERISA. Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination or

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opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. Except for as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which is subject to ERISA and provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) sponsored or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect

(xxvi) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain, on a consolidated basis, a system of internal accounting controls over financial reporting (as defined under Rules 13-15 and 15d-15 under the 1934 Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financing reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Operating Partnership’s internal control over financial reporting.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, including the establishment and maintenance of disclosure controls and procedures, and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Payment of Taxes. The Company and each of its subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all income taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxix) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged except as would not reasonably be expected to have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments, except as would not reasonably be expected to have a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

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(xxx) Investment Company Act. Neither the Company nor the Operating Partnership is required to be registered as, nor, after giving effect to (i) the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, if any, and (ii) the issuance, sale and delivery of the Confirmation Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, if any, in each case, will be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder.

(xxxi) Dividends and Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the terms of any indebtedness as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto) or as would not reasonably be expected to have a Material Adverse Effect.

(xxxii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxiii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), or the U.K. Bribery Act 2010, as may be amended (the “U.K. Bribery Act”), or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. To the knowledge of the Company, no part of the proceeds of the sale of the Primary Shares or from the settlement of the Confirmation Shares, if any, will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xxxiv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (a) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject or the target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) (collectively, “Sanctions”), (b) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions (as of the date of this Agreement, Cuba, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region of Ukraine, Iran, North Korea and Syria (each, a “Sanctioned Country”)), or (c) will, directly or knowingly indirectly, use the proceeds from the sale of the Shares hereunder or from the settlement of any Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions in a manner that violates those applicable Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any manner that would result in a violation by any person (including any person participating in the transaction, whether as Agent, Forward Purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries, taken as a whole, have conducted their business in material compliance with the Sanctions. The Company and its subsidiaries are not now knowingly engaged in any transactions or dealings with any person, or in any country or territory, in violation of Sanctions.

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(xxxvi) Title to Personal Property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, except as, in each case, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in the General Disclosure Package and the Prospectus.

(xxxvii) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxviii) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach, unauthorized access or disclosure of the Company’s or its controlled subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its controlled subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its controlled subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its controlled subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach, unauthorized access or disclosure to their IT Systems and Data and (C) the Company and its controlled subsidiaries have implemented controls, policies, procedures, and technological safeguards consistent with industry practice to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach, unauthorized access or disclosure, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its controlled subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxxix) Related Person Transactions. No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described.

(xl) REIT Qualification. Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(xli) Classification of the Operating Partnership. The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for U.S. federal income tax purposes.

(xlii) Authorization of the Confirmations. Each Confirmation has been duly authorized and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the applicable Forward Purchaser), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

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Any certificate signed by any officer or other authorized signatory of the Company or the Operating Partnership and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to the Agents as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a)

(i) Subject to the terms and conditions set forth herein, the Company may issue and sell Shares through any applicable Agent acting as sales agent or directly to the applicable Agent acting as principal from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the 1933 Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(ii) In addition, subject to the terms and conditions set forth herein and provided that the Company enters into a Confirmation with a Forward Purchaser with respect to a relevant Forward in accordance with Section 2(b), the Company may, in consultation with the Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser from third parties to hedge such Forward Purchaser’s exposure under the Forward, as contemplated by the relevant Forward Instruction Notice (as defined in Section 2(b)). Sales of the Shares, if any, through the Agents acting as forward seller for the Forward Purchasers will be made by means of ordinary brokers’ transactions on the NYSE in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the 1933 Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) Such instructions may be given and the Shares may be sold through an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales, on behalf of the Company or on behalf of the applicable Forward Purchaser as forward seller and (ii) the Company has satisfied or such Agent (and if applicable, such Forward Purchaser) has waived the covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Shares through only one Agent; provided that the foregoing shall not prohibit the Company and the Operating Partnership from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell Shares set forth in the Terms Agreements or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement. If the Company determines to sell Shares through an Agent, it shall (i) in the case of sales on behalf of the Company, instruct the applicable Agent by telephone (confirmed promptly by facsimile transmission or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number and the maximum aggregate gross sales price of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold, or (ii) in the case of a Forward, propose to the applicable Forward Purchaser and such Agent acting as forward seller, by delivery of an instruction by email, to execute a Forward with the parameters specified in the next sentence. If the Company desires that a Forward Purchaser enter into a Confirmation and that the applicable Agent sell Forward Hedge Shares as forward seller on behalf of such Forward Purchaser pursuant to such Confirmation in accordance with Section 2(a)(ii), the Company’s instruction shall be substantially in the form set forth in Annex II (or such other form as the Company, such Forward Purchaser and the relevant Agent shall agree) (the “Forward Instruction Notice”) and shall include: (A) the maximum number, maximum aggregate gross sales price and minimum sales price per share of Forward Hedge Shares to be sold by the relevant Agent over the Forward Hedge Selling Period specified in such Forward Instruction Notice (such maximum aggregate gross sales price, the “Aggregate Maximum Forward Hedge Amount”) and (B) the desired terms for the related Confirmation. The relevant Forward Purchaser and/or the Agent shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, choose to (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which the Forward

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Purchaser and/or the Agent would participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which the Forward Purchaser and/or the Agent proposed such amended terms. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms, as applicable, and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Exhibit D hereto and consistent with such Forward Instruction Notice. Notwithstanding anything to the contrary in this Agreement, any Agent may decline, for any reason in its sole discretion, to act as sales agent for the Company hereunder with respect to one or more sets of Company instructions for the sale of the Shares.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in the such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the relevant Confirmation; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to the provisions of Section 7 of the relevant Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the relevant Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the relevant Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(c) Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), (A) the relevant Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell all of the Shares so designated by the Company as sales agent (whether acting on behalf of the Company or as forward seller on behalf of the applicable Forward Purchaser) in accordance with the Company’s instruction pursuant to Section 2(b) or the Forward Hedge Shares borrowed by the relevant Forward Purchaser pursuant to clause (B) below at such prices and in such amounts as contemplated by the Forward Instruction Notice, as applicable, and (B) the applicable Forward Purchaser shall use its commercially reasonable efforts to borrow or cause its affiliate to borrow at such times as required to settle such sales a number of Forward Hedge Shares sufficient to have an aggregate gross sale price as close as reasonably practicable to the Aggregate Maximum Forward Hedge Amount. On any Trading Day, the Company shall give at least one business day’s prior written notice by facsimile transmission or email to the Agents as to any change of the Agent through whom sales of

Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which either BofA, Barclays, BMO, BTIG, Capital One, Citigroup, Credit Suisse, Deutsche Bank, ING, J.P. Morgan, KeyBanc, Mizuho, Morgan Stanley, MUFG, Jefferies, Raymond James, RBC, Scotia, Truist, TD Securities or Wells Fargo is acting for the Company in a capacity other than as Agent under this Agreement. The Company, the Agents and the Forward Purchasers each acknowledge and agree that (i) there can be no assurance that any Agent will be successful in selling any Shares on an agented basis or that any Forward Purchaser will be successful in borrowing any Forward Hedge Shares, (ii) no Agent will incur any liability or obligation to the Company if it fails to sell Shares for any reason other than a failure to use its respective commercially reasonable efforts to sell such Shares as required by this Agreement (whether acting as sales agent on behalf of the Company or as forward seller on behalf of the Forward Purchaser) and (iii) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company if it or its affiliate fails to borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow or cause its affiliate to borrow such Forward Hedge Shares as required by clause (B) above in this paragraph.

(d) The Company or the Agent through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other relevant parties by telephone (confirmed promptly by facsimile transmission or email, which confirmation will be promptly acknowledged by each receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to (i) the Shares sold, or with respect to Shares that the Company has instructed the Agent to sell, hereunder prior to the giving of such notice or (ii) any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

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(e) The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company or as forward seller shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. In connection with sales pursuant to Section 2(a)(i) of this Agreement, the compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price for such Shares. The foregoing rate of compensation shall not apply when the Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to the Agent as principal at a price set forth in such Terms Agreement. In connection with sales pursuant to Section 2(a)(ii) of this Agreement, the compensation payable to the Agent for sales of Forward Hedge Shares with respect to which the Agent acts as forward seller, shall be reflected in a reduction not to exceed 2.0% from the Initial Forward Price (as such term is defined in the applicable Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(f) If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth: (i) the number of Primary Shares and Forward Hedge Shares sold on such day, (ii) the aggregate gross sales proceeds of such Shares, (iii) the aggregate Net Proceeds to the Company or the Forward Purchaser, as applicable, (iv) the Initial Forward Price (as defined in the applicable Confirmation) as of such day under any Confirmation pursuant to which the Forward Hedge Shares were sold on such day, and (v) the aggregate compensation payable by the Company to such Agent with respect to such sales. If sales of Forward Hedge Shares are made by the Agent under a Confirmation, promptly, and in no event later than the opening of the first Trading Day following the Hedge Completion Date (as defined in such Confirmation), the Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (as defined in such Confirmation).

(g) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof (including offers and sales of Forward Hedge Shares on behalf of any relevant Forward Purchaser, but excluding Confirmation Shares), exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent or principal be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(h) If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

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(i) Each Settlement Date (as defined below) will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent (each such day, a “Direct Settlement Date”). On each Direct Settlement Date for the sale of Shares through an Agent as sales agent pursuant to Section 2(a)(i) hereof, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. On each date of settlement for the sale of Forward Hedge Shares through the Agent as forward seller pursuant to Section 2(a)(ii) hereof (each such day, a “Forward Settlement Date,” and together with the Direct Settlement Date, a “Settlement Date”), such Shares shall be delivered by the applicable Forward Purchaser to the Agent in book entry form to the Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the applicable Forward Purchaser. If the Company shall default on its obligation to deliver Shares to the relevant Agent acting as sales agent on behalf of the Company on any Direct Settlement Date (and not including, for the avoidance of doubt, any Forward Hedge Shares intended to be borrowed and delivered by the relevant Forward Purchaser under a Confirmation on a Forward Settlement Date), the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. The applicable Net Proceeds on any Settlement Date shall always be delivered substantially simultaneously with the Shares delivered by the Company or the Forward Purchaser, as applicable.

(j) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and no Agent shall be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(k) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(k) Notwithstanding clause (ii) of Section 2(j) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and the applicable Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and the applicable Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provide such Agent and the applicable Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent and the applicable Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(k) shall in no way affect or limit the operation of clause (i) of Section 2(j) hereof, which shall have independent application.

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(l) The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(m) Notwithstanding anything herein to the contrary, in the event that either (i) the relevant Forward Purchaser is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Instruction Notice pursuant to Section 2(b), or (ii) in the good faith, commercially reasonable judgment of the Forward Purchasers, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than 300 basis points per annum to do so, then the Agent, as forward seller, shall be required to sell on behalf of the Forward Purchaser only the aggregate number of Forward Hedge Shares that the Forward Purchaser is able to, and that in the commercially reasonable judgement of the Forward Purchaser it is practicable to, so borrow below such cost.

Section 3. Covenants. The Company agrees with the Agents and the Forward Purchasers:

(a) Compliance with Securities Regulations and Commission Requests. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), the Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as promptly as possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares as to which the Company will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission that are related to the Registration Statement or the Prospectus (including any information incorporated by reference therein), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. If the Company is in receipt of unresolved or open comments from the Commission regarding the Registration Statement or any new registration statement relating to the Shares, including any document incorporated by reference therein, then, prior to giving any instructions to any Agent to sell Shares pursuant to Section 2 hereof, the Company shall give the Agent one Trading Day’s notice of such comments. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest practicable moment. In the event of any issuance of a notice of objection, by the Commission, the Company shall use its reasonable best efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

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(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), if any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents and the Forward Purchasers or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Forward Purchasers and the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Forward Purchasers and the Agents or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Forward Purchasers and the Agents or such Agents, as the case may be, or counsel for the Forward Purchasers and the Agents shall reasonably object.

(c) Filing or Use of Amendments and Supplements. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), the Company will give the Forward Purchasers and the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, or (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Forward Purchasers and the Agents or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Forward Purchasers and the Agents or such Agents, as the case may be, or counsel for the Forward Purchasers and the Agents shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Forward Purchasers and the Agents and counsel for the Forward Purchasers and the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Forward Purchasers and the Agents and counsel for the Forward Purchasers and the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e) Delivery of Prospectuses. The Company will furnish to the Forward Purchasers and the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Forward Purchasers and the Agents or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Forward Purchasers and the Agents or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g) Blue Sky Qualifications. If required by applicable law, the Company will use its reasonable best efforts, in cooperation with the Forward Purchasers and the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Forward Purchasers and the Agents or such Agents, as the case may be, may, from time to time, reasonably request and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Forward Purchasers and the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided that the Company will be deemed to have furnished such statement to its securityholders to the extent it is filed with the Commission pursuant to EDGAR.

(i) Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement, if any, and the Net Proceeds, if any, received by it upon settlement of the Forwards (if any), in each case in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, the NYSE.

(k) Notice of Certain Actions. At any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with an Agent any instructions to sell Shares but such instructions have not been fulfilled or cancelled, the Company will not, without the prior written consent of such Agent, unless it gives such Agent at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be offered and sold and any Confirmation Shares to be issued and delivered pursuant to, as applicable, this Agreement,

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any Terms Agreement and any Confirmation, (B) the issuance, offer or sale of shares of Common Stock and other actions under each of the forward sale agreements with Bank of America, N.A, Citibank, N.A. and JPMorgan Chase Bank, National Association, New York Branch dated as of September 8, 2021, (C) grants of stock options, restricted stock, restricted stock units or long-term incentive Units in the Operating Partnership (“LTIP Units”) to employees, consultants or directors pursuant to the terms of a plan in effect as of the date of the Prospectus, (D) issuances of Common Stock or Operating Partnership units, as applicable pursuant to: (x) the exercise, vesting, settlement, conversion or redemption, as applicable, of such options, restricted stock units and LTIP Units; (y) the redemption of Units outstanding on the date of the Prospectus, including Units issued upon conversion of LTIP Units outstanding on the date of the Prospectus; provided, that the Company will notify the Agents promptly in writing upon receipt by the Company or the Operating Partnership of any notice of redemption with respect to such Units (other than with respect to the redemption of LTIP Units) or (z) the exercise, vesting, settlement, conversion or redemption, as applicable, of any stock options, restricted stock units or LTIP Units outstanding as of the date of the Prospectus, (E) issuances of Common Stock pursuant to the Company’s dividend reinvestment plan (if any), (F) issuances of Common Stock pursuant to the Company’s employee stock purchase plan (if any), (G) issuances of (x) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with other acquisitions of real property or real property companies and (y) Common Stock upon conversion or exchange of any securities issued pursuant to (G)(x) above, (H) filing of shelf registration statements (including any amendments or supplements thereto) in connection with existing contractual commitments, and (I) issuances of shares of Common Stock upon the conversion of any of the Company’s perpetual preferred stock pursuant to a delisting change of control transaction. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents (such consent not to be unreasonably withheld, delayed or conditioned), it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n) Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

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(o) Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Direct Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(k) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents or the Forward Purchasers (each date of any such request by the Agents or the Forward Purchasers, a “Request Date”), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, an officers’ certificate, dated such Direct Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to clause (B) of the first sentence of this Section 3(o) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to clause (B) of the first sentence of this Section 3(o), then before the Company instructs the Agents to sell Shares pursuant to Section 2(b), the Company shall provide the Agent such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p) Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Direct Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, the written opinions and letters of each of counsel to the Company or, in the case of clause (A) above, such Agents, as the case may be, dated such Direct Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide opinions pursuant to clause (B) of the first sentence of this Section 3(p) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date occurring at a time at which no instruction to any Agent to sell

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Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents opinions pursuant to clause (B) of the first sentence of this Section 3(p), then before the Company instructs the Agents to sell Shares pursuant to Section 2(b), the Company shall provide the Agent such opinions. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q) Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Direct Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, a letter, dated such Direct Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement that the Company’s independent accountants furnish a letter to the Agents pursuant to clause (B) of the first sentence of this Section 3(q) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish to the Agents a letter from the Company’s independent accountants pursuant to clause (B) of the first sentence of this Section 3(q), then before the Company instructs the Agents to sell Shares pursuant to Section 2(b), the Company shall furnish to the Agents such letter from the Company’s independent accountants. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r) Trading in the Common Stock. The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s) Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t) Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Forward Purchasers and the Agents or counsel for the Forward Purchasers and the Agents, fully and in a timely manner, in connections with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by the Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the applicable Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to such Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper

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form relating to the Shares, in a form and substance reasonably satisfactory to the Agents, (iii) use its reasonable best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by the Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Forward Purchasers and the Agents or, in the case of the Shares purchased by the Agent as principal remaining unsold, the applicable Agent, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Forward Purchasers and the Agents or, in the case of the Shares purchased by the Agent as principal remaining unsold, the applicable Agent, (iii) use its reasonable best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Forward Purchasers and the Agents or, in the case of the Shares purchased by the Agent as principal remaining unsold, the applicable Agent of such effectiveness. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

Section 4. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Confirmations, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers (in an amount not to exceed $10,000) incurred in connection with, the review by FINRA of the terms of sales of Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof. It is understood, however, that except as provided in Section 6 entitled “Indemnity” and Section 7 entitled “Contribution” below, the Agents will pay all of their costs and expenses, including fees and disbursements of their counsel in connection with this Agreement, the Confirmations and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

Section 5. Conditions of Agents’ and Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions; provided, however, that the conditions described in Sections 5(b)-(k) shall not be required on the date hereof:

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(a) Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b) Opinion of Counsel for the Agents and the Forward Purchasers. The Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Goodwin Procter LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) Corporate Opinion of Counsel to the Company. The Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request.

(d) Tax Opinion of Counsel to the Company. The Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request.

(e) Opinion of Maryland Counsel to the Company. The Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Venable LLP, Maryland counsel to the Company, dated such date, to the effect set forth in Exhibit C hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request.

(f) KPMG Letter. The Agents and the Forward Purchasers shall have received a letter from KPMG, dated such date, in form and substance satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(g) Officer’s Certificate on Size of ATM Program. The Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

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(h) Officers’ Certificate for the Company. There shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i) Listing. The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(j) Additional Documents. Counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents and the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

(k) Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents and the Forward Purchasers by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

(l) Acknowledgement of Termination of Sales Agreement. The Company, the Operating Partnership, each of

BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. (f/k/a SunTrust Robinson Humphrey, Inc.), TD Securities (USA) LLC and Wells Fargo Securities, LLC, as agents (the “Prior Agents”), and each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc. (in its capacity as an agent and affiliate of Citibank, N.A.), Credit Suisse International, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia, Royal Bank of Canada, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, as forward purchasers (the “Prior Forward Purchasers”) each acknowledge the termination pursuant to Section 9(a) of the prior sales agreement, dated January 4, 2019, as amended (the “Prior Sales Agreement), by and among the Company, the Operating Partnership, the Prior Agents and the Prior Forward Purchasers (provided that the provisions listed in Section 9(d)(iii) of the Prior Sales Agreement shall remain in effect) and hereby waive the advance notice requirements pursuant to Section 9(a) of the Prior Sales Agreement.

Section 6. Indemnification.

(a) Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless the Agents and Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent or Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

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(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by any Agent or any Forward Purchaser in writing expressly for use therein. The Company acknowledges that the name of the Agents and the Forward Purchasers in the Prospectus constitute the only information furnished in writing by or on behalf of the Agents and the Forward Purchasers for inclusion in the Prospectus.

(b) Indemnification of Company, Directors and Officers. Each Agent and Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent or Forward Purchaser in writing expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such

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action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the applicable Agents and/or Forward Purchasers from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the applicable Agents and/or Forward Purchasers in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the applicable Agents and/or Forward Purchasers in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of the Confirmations assuming that the aggregate amount payable by the Forward Purchasers under the Confirmations is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares) bear to the total commissions or underwriting discounts received by the applicable Agents and/or the aggregate net spread (net of any related hedging and other costs) received by the Forward Purchaser.

The relative fault of the Company, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 7, no Agent or Forward Purchaser shall be required to contribute any amount in excess of (A) in the case of the Agent, (i) the total commissions or underwriting discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public and (ii) the total compensation received by such Agent in connection with the sale of Shares on behalf of the Forward Purchasers and (B) in the case of the Forward Purchaser, the aggregate net spread (net of any related hedging and other costs) received by such Forward Purchaser.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent or Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s or Forward Purchaser’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent or Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ and Forward Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9. Termination.

(a) This Agreement may be terminated for any reason, at any time, by (i) the Company or (ii) as to itself, an Agent or a Forward Purchaser, upon the giving of one (1) business day prior written notice to the other parties hereto; provided, however, that if a Pricing Supplement required to be executed and delivered by the relevant Forward Purchaser pursuant to the last sentence of Section 2(f) hereof has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation. This Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price of $1,500,000,000.

(b) The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Direct Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

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(c) If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d) In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) the Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them at BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Christine Roemer (email: Christine.Roemer@baml.com), BMO Capital Markets Corp., Equity-Linked Capital Markets, 151 West 42nd Street, 32nd Floor, New York, New York 10036, Attn: Brian Riley (fax: 212-885-4165), Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133), BTIG, LLC, 65 East 55th Street New York, New York 10022, Attention: ATM Trading Desk (email: BTIGUSATMTrading@btig.com), Capital One Securities, Inc., 201 St. Charles Avenue, Suite 1830, New Orleans, Louisiana 70170, Attn: Gabrielle Halprin (email: Gabrielle.Halprin@capitalone.com), Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: 646-291-1469) (email: eq.us.ses.notifications@citi.com), Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM—Legal (fax: 212-325-4296), Deutsche Bank Securities Inc., One Columbus Circle, New York, New York 10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to: Deutsche Bank Securities Inc., One Columbus Circle, New York, New York 10019, Attention: General Counsel (fax: 646-374-1071), ING Financial Markets LLC, 1133 Avenue of the Americas, New York, New York 10036, Jefferies LLC, 520 Madison Avenue, New York New York 10022, Attention: General Counsel, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10017, Attention: Stephanie Little, KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attn: Dave Gruber, Paul Hodermarsky, Michael Jones (email: dgruber@key.com, phodermarsky@key.com, Michael.c.jones@key.com), Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets Desk, with a copy to: Office of the General Counsel at legalnotices@mizuhogroup.com, Morgan Stanley & Co. LLC, 1585 Broadway, 4th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, (fax:

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646-434-3455), Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel, Equity Capital Markets, RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th floor, New York, New York 10281, Attention: Andrew Jones (212-428-6631) (email: Andrew.jones@rbccm.com), Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281 Attention: Equity Capital Markets (email: us.ecm@scotiabank.com), with a copy to Chief Legal Officer U.S. (email: us.legal@scotiabank.com) (fax: 212-225-6653), Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department (email: dl.atm.offering@truist.com), TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, (email: USTMG@tdsecurities.com), Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152 (fax: 212-214-5918), Attention: Equity Syndicate Department; in each case with a copy to Goodwin Procter LLP, Attention: Ettore A. Santucci (fax: 617-523-1231) and confirmed at Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Attention: Ettore A. Santucci. Notices to the Forward Purchasers shall be directed to them at Bank of America, N.A., One Bryant Park, New York, New York 10036 Attention: Rohan Handa (email: Rohan.Handa@baml.com), Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attn: Manager, Derivatives Operations (fax: 416-552-7904), with a copy to: Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attn: Associate General Counsel & Managing Director, Derivatives Legal Group (fax: 416-956-2318), Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Ilya Blanter (phone: 212-526-3209), Citibank, N.A., c/o Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: 646-291-1469), (email: eq.us.ses.notifications@citi.com), Credit Suisse Capital LLC, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Tucker Martin, Telephone: 212-325-9182, Email: list.elo-equ-der@credit-suisse.com, Deutsche Bank AG, London Branch, c/o Deutsche Bank Securities Inc., One Columbus Circle, New York, New York 10019, Attention: General Counsel (fax: 646-374-1071), with an email notification to the following address: equity-linked.notifications@list.db.com, Jefferies LLC, 520 Madison Avenue, New York NY 10022, Attention: General Counsel, with a copy to CorpEqDeriv@jefferies.com, JPMorgan Chase Bank, National Association, New York Branch, Attention: EDG Marketing Support, (email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com) with a copy to: Stephanie Little (email: stephanie.y.little@jpmorgan.com), KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attn: Dave Gruber, Paul Hodermarsky, Michael Jones (email: dgruber@key.com, phodermarsky@key.com, Michael.c.jones@key.com), Mizuho Markets Americas LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets Desk, with a copy to: Office of the General Counsel at legalnotices@mizuhogroup.com, Morgan Stanley & Co. LLC, 1585 Broadway, 4th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC27 9AJ, United Kingdom, Attention: Derivative Confirmations (fax: +44 (0) 20 7577 2898/2875) (email: docsconfirms@int.sc.mufg.jp), with a copy to: Michael.gordon@mufgsecurities.com, Kathleen.considine@mufgsecurities.com, and ESG-ETG-Americas@mufgsecurities.com, Royal Bank of Canada, Brookfield Place, 200 Vesey Street, 8th floor, New York, New York 10281, Attention: ECM (email: RBCECMCorporateEquityLinkedDocumentation@rbc.com), The Bank of Nova Scotia, GWO—Derivative Products, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Reuben Jacob / Bahar Alast, (phone: 212-225-6664 / 212-225-5230; fax.: 212-225-5633) and a copy to: GWO—OTC Confirmations (telephone: 416-866-7736), The Bank of Nova Scotia, Global Wholesale Operations, OTC Confirmations, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, as Agent, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Global Equity Derivatives (email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and Bradford.Limpert@tdsecurities.com), Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attn: Equity Syndicate Department (email: dl.atm.offering@truist.com), with a copy to: Michael Collins, Managing Director (email: michael.collins@truist.com). Wells Fargo Bank, National Association, c/o Wells Fargo Securities, LLC, Attn: Structuring Services Group, 375 Park Avenue, 3rd Floor, New York, New York 10152 (email: CorporateDerivativeNotifications@wellsfargo.com); in each case with a copy to Goodwin Procter LLP, Attention: John Servidio (fax: 212-504-2639) and confirmed at Goodwin Procter LLP, 620 Eighth Avenue, 26th Floor, New York, New York 10018, Attention: John Servidio. Notices to the Company or the Operating Partnership shall be directed to them at Digital Realty Trust, Inc. (fax: 737-281-0145) and confirmed at Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, Texas 78735,, Attention: General Counsel, with a copy to Latham & Watkins LLP, Attention Julian Kleindorfer (fax: 213-891-8763) and confirmed at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attention: Julian Kleindorfer.

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Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate. None of the activities of the Agents and Forward Purchasers in connection with the transactions contemplated by this Agreement constitutes a recommendation, investment advice, or solicitation of any action by the Agents and Forward Purchasers with respect to any entity or natural person.

Section 12. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

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Section 14. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agents agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ Andrew Power
Name: Andrew Power
Title: President and Chief Financial Officer

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its General Partner

By:	/s/ Andrew Power
Name: Andrew Power
Title: President and Chief Financial Officer

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Manager, Derivatives Operations

BARCLAYS CAPITAL INC.

By:	/s/ Ernest Kwarteng
Name: Ernest Kwarteng
Title: Managing Director

BTIG, LLC

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director, Head of Equity
Capital Markets, Head of Syndicate

CAPITAL ONE SECURITIES, INC.

By:	/s/ Gregory Horstman
Name: Gregory Horstman
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kase Lawal
Name: Kase Lawal
Title: Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jim Cronin
Name: Jim Cronin
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

ING FINANCIAL MARKETS LLC

By:	/s/ Tim Casady
Name: Tim Casady
Title: Director

By:	/s/ Kevin Riordan
Name: Kevin Riordan
Title: Director

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarksy
Title: Managing Director, Equity Capital Markets

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen F. X. Roney
Name: Stephen F. X. Roney
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Namrta Bhurjee
Name: Namrta Bhurjee
Title: Vice President

MUFG SECURITIES AMERICAS INC.

By:	/s/ Jason Demark
Name: Jason Demark
Title: Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Co-Head of Real Estate Investment Banking

RBC CAPITAL MARKETS, LLC

By:	/s/ Matt Rein
Name: Matt Rein
Title: Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Accepted as of the date hereof:

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

BANK OF MONTREAL

By:	/s/ Sue Henderson

Name: Sue Henderson
Title: Director, Derivatives Operations

BARCLAYS BANK PLC

By:	/s/ Ernest Kwarteng
Name: Ernest Kwarteng
Title: Managing Director

CITIBANK, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

CREDIT SUISSE CAPITAL LLC

By:	/s/ Jim Cronin
Name: Jim Cronin
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NEW YORK BRANCH

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarksy
Name: Paul Hodermarksy
Title: Manging Director, Equity Capital Markets

MIZUHO MARKETS AMERICAS LLC

By:	/s/ Stephen F. X. Roney
Name: Stephen F. X. Roney
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Namrta Bhurjee

Name: Namrta Bhurjee
Title: Vice President

MUFG SECURITIES EMEA PLC

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorised Signatory

THE BANK OF NOVA SCOTIA

By:	/s/ Michael J. Curran
Name: Michael J. Curran
Title: Managing Director

THE TORONTO-DOMINION BANK

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

ROYAL BANK OF CANADA

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

TRUIST BANK

By:	/s/ Michael Collins

Name: Michael Collins
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Exhibit A

FORM OF CORPORATE OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

A-1

Exhibit B

FORM OF TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

B-1

Exhibit C

FORM OF OPINION OF COMPANY’S MARYLAND COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

C-1

Exhibit D to the Agreement

FORM OF REGISTERED FORWARD CONFIRMATION

Date: [_______]

To:	Digital Realty Trust, Inc.

5707 Southwest Parkway, Building 1, Suite 275

Austin, Texas 78735

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and Digital Realty Trust, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”) in accordance with and subject to the terms of the ATM Equity Offering™ Sales Agreement dated as of April 1, 2022, between Counterparty and its subsidiary Digital Realty Trust, L.P. and (i) BofA Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC, as sales agents, forward sellers and/or principals and (ii) Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Citigroup Global Markets Inc. (in its capacity as an agent and affiliate of Citibank, N.A.), Credit Suisse International, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association as forward purchasers (the “Sales Agreement”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This letter agreement, as supplemented by the pricing supplement setting forth certain additional terms of the Transaction determined in accordance with the terms of this Confirmation and the Sales Agreement in substantially the form of Annex A hereto (as executed and delivered by the parties hereto, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “ Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation, as supplemented by the Pricing Supplement, evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, along with the related Pricing Supplement, shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). In the event of any inconsistency between provisions of the Agreement, this Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for the purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) this Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates, no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[______][1]

Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Sales Agreement through [DEALER] or its affiliate acting as forward seller for Dealer pursuant to the Sales Agreement have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, USD 0.01 par value per share (Ticker Symbol: “DLR”)

Number of Shares:	Until the first Settlement Date, the Initial Number of Shares; provided that, on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares to be settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Dealer in accordance with the Sales Agreement, (ii) any Settlement Date and (iii) [_________][2]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Pricing Supplement specifying the aggregate number of Shares sold through Dealer or its affiliate acting as a forward seller pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined by Dealer in accordance with the terms hereof).

Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) 100% minus the Forward Seller Commission, and (ii) the per-Share volume weighted average price at which sales of Shares are executed on behalf of Dealer as forward purchaser pursuant to the Sales Agreement (for the avoidance of doubt, giving effect to any reductions in respect of any commissions) during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate in a commercially reasonable manner to (i) reflect the application on each day during such period of the Daily Rate for such day to the then-Initial Forward Price as of such day (except in respect of the sale prices for the Hedge Completion Date) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the Hedge Completion Date, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof.

[1]	To be the date on which the forward confirmation is executed.
[2]	To be as set forth in the Forward Instruction Notice.

Forward Seller Commission	[________]%[3]

Forward Price:

(a)   On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[__________]%[4]

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I5

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

[3]	To be as set forth in the Forward Instruction Notice.
[4]	To be as set forth in the Forward Instruction Notice.
[5]	To be as set forth in the Forward Instruction Notice.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [________][6] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Counterparty at least two Scheduled Trading Days prior to such specified Settlement Date); or

(b)   designated by Dealer as a “Settlement Date” pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below; provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided further that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

[6]	To be as set forth in the Forward Instruction Notice.

Final Date:	[_______][7] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 10,000 and the Number of Shares at that time; and

(b)   with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, in the form set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below.

[7]	To be as set forth in the Forward Instruction Notice.

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 20 consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [_______][8] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [_______][9] basis points per annum during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Section 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

[8]	To be as set forth in the Forward Instruction Notice.
[9]	To be as set forth in the Forward Instruction Notice.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to any affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s ultimate parent entity, without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement.

3. Calculation Agent:	Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a)Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5.	Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [__________]

6.	Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Digital Realty Trust, Inc.

5707 Southwest Parkway, Building 1, Suite 275

Austin, Texas 78735

Attention: Chief Financial Officer

Telephone: (737) 281-0101

Facsimile: (737) 281-0145

apower@digitalrealty.com

with a copy to:

Digital Realty Trust, Inc.

5707 Southwest Parkway, Building 1, Suite 275

Austin, Texas 78735

Attention: General Counsel

Telephone: (737) 281-0101

Facsimile: (737) 281-0145

jlee@digitalrealty.com

(b)	Address for notices or communications to Dealer:

[DEALER NAME]

[ADDRESS]

[ADDRESS]

Attention: [_______]

Telephone: [_______]

Email: [________]

7.	Other Provisions:

(a) Conditions to Effectiveness. This Transaction shall be effective if and to the extent that Shares are sold on or after the Trade Date and on or prior to the Hedge Completion Date by Dealer or its affiliate acting as forward seller for Dealer pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

(b) Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Section 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its reasonable efforts, based on the advice of counsel, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the prohibitions on manipulative and deceptive devices set forth under the Exchange Act and that this Confirmation shall be interpreted to comply with such requirements. Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (B) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) or 102(b)(7) of Regulation M, that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act and Section 6.2 of Counterparty’s Articles of Amendment and Restatement.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (C) is entering into this Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD50 million as of the date hereof.

(xvii) Counterparty agrees it will not treat ownership positions held by Dealer or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons as constituting Beneficial Ownership or Constructive Ownership (as such terms are defined in Counterparty’s Articles of Amendment and Restatement, as amended from time to time) by Dealer, except for purposes of Section 6.6 thereof.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to 300 basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Section 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by

Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “ Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements or with related policies and procedures applicable to Dealer that generally apply to transactions of a nature and kind similar to the Transaction.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the Number of Shares and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder, including any “group” of which Dealer or its affiliates is a part, (the “ Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership and transfers set forth in Section 6.2 of Counterparty’s Articles of Amendment and Restatement (the “Counterparty Stock Ownership Restriction”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly so beneficially own in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restriction. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly so beneficially own in excess of the Exchange Limit or (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction, as applicable.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(u) Tax Matters.

(i) For the purpose of Section 3(f) of the Agreement:

(A) Dealer makes the following representations:10

[(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2) It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]

[(1) It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes and each payment received or to be received by it under this Agreement will be effectively connected with its conduct of a trade or business in the United States.]

(B) Counterparty makes the following representations:

(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2) It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(ii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future

[10]	Insert Dealer’s boilerplate Section 3(f) tax representations regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “ Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii) HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(iv) Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, obsolete or incorrect.

(v) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w) Other Forward(s). Dealer acknowledges that Counterparty has entered into or may enter in the future into one or more substantially identical forward transactions for the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more alternative forward purchasers. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

(x) [U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81-8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]11

(y) [Other Matters. Insert any boilerplate terms or provisions applicable to Dealer]

[Signature Page Follows]

[11]	Insert Dealer’s boilerplate U.S. Resolution Stay agreements, if applicable.

ANNEX A

FORM OF PRICING SUPPLEMENT

Date: [            ]

To:	Digital Realty Trust, Inc.

5707 Southwest Parkway, Building 1, Suite 275

Austin, Texas 78735

From:    [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [            ] (the “Confirmation”) between Digital Realty Trust, Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [ ];

(b)	the Initial Number of Shares shall be [ ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c)	the Initial Forward Price shall be USD [ ].

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

DIGITAL REALTY TRUST, INC.

By:
Name:
Title:

Annex I

Digital Realty Trust, Inc.

Common Stock

($0.01 par value)

TERMS AGREEMENT

BofA Securities, Inc.

[Name(s) of Co-Agent(s)]

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated April 1, 2022 (the “Sales Agreement”), between the Company, Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), and, among others, the agents party thereto, to issue and sell to [[•] and [•]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities,” and together with the Initial Securities, the “Securities”)], [in each case] on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [•] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]

Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

Annex I-1

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [•] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [•], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and][,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

DIGITAL REALTY TRUST, INC.

By:
Name:
Title:

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its General Partner

By:
Name:
Title:

Annex I-2

Accepted as of the date hereof:

[Underwriter[s]]

Annex I-3

Annex II

FORM OF INSTRUCTION NOTICE IN RESPECT OF A FORWARD

From: Digital Realty Trust, Inc.

Cc: Digital Realty Trust, L.P.

To: [Forward Purchaser; Forward Seller]

Subject: Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the ATM Equity OfferingSM Sales Agreement, dated April 1, 2022 (the “Sales Agreement”), by and among the Company and, among other parties, [Forward Seller], as sales agent, forward seller and/or principal (in any such capacity, the “Agent”), and [Forward Purchaser], as forward purchaser (in such capacity, the “Forward Purchaser”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in [•] (the “Form Confirmation”) to the Sales Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[•]-[•]

Maximum Number of Shares to be Sold:	[•]

Aggregate Maximum Forward Hedge Amount:	$[•]

Minimum Price per Share(1):	$[•]

Forward Seller Commission:	[•]%

Spread:	[•]%

Initial Stock Loan Rate:	[•]%

Final Date:	[•], 20[•]

Forward Price Reduction Dates / Amounts ($):	[•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•] [•], 20[•] / $[•]

Annex II-1

Number of Scheduled Trading Days in the notice period for Cash Settlement / Net Share Settlement election:
Other Deviations from Form Confirmation:	[•]

(1)	Adjustable by the Company during the Forward Hedge Selling Period.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:
Name:
Title:

Annex II-2